Exhibit 32
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Chiquita Brands International, Inc. (the "company") does hereby certify, to such officer's knowledge, that:
The Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 of the company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the company.

Dated: November 4, 2015	/s/ Andrew J. Biles
Name: Andrew J. Biles
Title: President and Chief Executive Officer, Bananas and Pineapples

Dated: November 4, 2015	/s/ Kenneth Diveley
Name: Kenneth Diveley
Title: President and Chief Executive Officer, Fresh Express and Chiquita Fruit Solutions

Dated: November 4, 2015	/s/ Darcilo Santos
Name: Darcilo Santos
Title: Vice President, Chief Financial Officer and Treasurer